Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT, dated as of May 15, 2009 (this “Fourth Amendment”), among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (f/k/a CSA Acquisition Corp.) (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower”), COOPER-STANDARD AUTOMOTIVE INTERNATIONAL HOLDINGS B.V. (f/k/a STEFFENS BEHEER BV), a company incorporated under the laws of The Netherlands (the “Dutch Borrower”), various Lenders party to the Credit Agreement referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower, various Lenders, the Administrative Agent and certain other Agents have entered into a Credit Agreement, dated as of December 23, 2004 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers on the terms and conditions set forth in the Credit Agreement;

WHEREAS, Holdings and the Borrowers have requested certain amendments to the Credit Agreement that would, inter alia, allow the U.S. Borrower and its Subsidiaries to participate in the Auto Supplier Support Program (as defined below) established by the U.S. Department of the Treasury on the terms set forth herein; and

WHEREAS, Holdings, the Borrowers and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

Amendments to Credit Agreement

1. The definition of “Asset Sale” appearing in Section 1 of the Credit Agreement is hereby amended by deleting the text “clauses (i) and (j)” appearing therein and inserting the text “clauses (i), (j) and (l)” in lieu thereof.

2. The definition of “Consolidated EBITDA” appearing in Section 1 of the Credit Agreement is hereby amended by (i) deleting the text “with Permitted Securitizations” appearing in said definition and inserting the text “with Permitted Securitizations and Auto Supplier Support Transactions” in lieu thereof and (ii) deleting the text “any Permitted Securitization” appearing in said definition and inserting the text “any Permitted Securitization and any Auto Supplier Support Transaction” in lieu thereof.

3. The definition of “Permitted Securitization” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the following sentence at the end of said definition:

“Notwithstanding the foregoing, in no event shall any Auto Supplier Support Transaction constitute (or qualify as) a “Permitted Securitization”.

4. Section 1 of the Credit Agreement is hereby further amended by adding the following terms in proper alphabetical order:

“Auto Supplier Support Program” shall mean the Auto Supplier Support Program established by the United States Department of the Treasury pursuant to the authority granted to it by and under the Emergency Economic Stabilization Act of 2008 (Pub. L. 110-343, enacted October 1, 2008), as in effect on the Fourth Amendment Effective Date and without regard to any modifications thereto, unless the same are not adverse to the interests of the U.S. Borrower, any of its Subsidiaries or the Lenders in any material respect.

“Auto Supplier Support Program Credit Agreement” shall mean each of (i) the Credit Agreement, dated as of April 3, 2009, by and between GM Supplier Receivables, LLC, a Delaware limited liability company, and the United States Department of the Treasury, (ii) the Credit Agreement, dated as of April 7, 2009, by and between Chrysler Receivables SPV LLC, a Delaware limited liability company, and the United States Department of the Treasury and (iii) any other credit agreement or other agreement pursuant to which the United States Department of the Treasury (or other United States governmental agency designated by it pursuant to the Auto Supplier Support Program) shall provide extensions of credit to a Program SPV pursuant to the Auto Supplier Support Program substantially in the form of the Credit Agreement described in preceding clauses (i) and (ii), in each case as in effect on the Fourth Amendment Effective Date (or, in the case of an agreement referred to in clause (iii), the date of execution and delivery thereof) and without regard to any amendment, modification or waiver of the terms thereof, unless the same is not adverse to the interests of the U.S. Borrower, any of its Subsidiaries or the Lenders in any material respect.

“Auto Supplier Support Transactions” shall mean each Permitted Credit Protection Transaction and each Permitted Quick Pay Sale.

“Fourth Amendment” shall mean the Fourth Amendment to this Agreement, dated as of May 15, 2009.

“Fourth Amendment Effective Date” shall have the meaning provided in the Fourth Amendment.

“Other Auto Supplier Support Program Requirements” shall mean, as to any sale of Receivables and Related Assets by the U.S. Borrower or any of its Subsidiaries to a Program SPV pursuant to an Auto Supplier Support Transaction, (i) the applicable Program SPV shall be party to an Auto Supplier Support Program Credit Agreement (which shall be in full force and effect), (ii) no “Default” or “Event of Default” under, and as defined, in the Auto Supplier Support Program Credit Agreement to which such

Program SPV is a party shall have occurred and be continuing, (iii) the Receivables and Related Assets so sold shall constitute “Eligible Receivables” (as defined in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party), (iv) the sale of such Receivables and Related Assets shall be made in accordance with the relevant Supplier Purchase Agreement (as defined in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party) and (v) the U.S. Borrower or its relevant Subsidiary shall not be an “Ineligible Supplier” (as defined in the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party).

“Permitted Credit Protection Transaction” shall mean any transaction or series of transactions entered into by the U.S. Borrower or any of its Subsidiaries in connection with the Auto Supplier Support Program pursuant to which it sells Receivables payable by any Qualifying OEM and all Related Assets to a Program SPV established by such Qualifying OEM in exchange for a “payment right” from such Program SPV in an amount equal to the face amount of the Receivables so sold less any discount; provided that (1) the discount shall not exceed 2% of the face amount of the Receivables so sold, (2) no other commissions, fees or charges shall be payable by the U.S. Borrower or any of its Subsidiaries in connection with any such transaction, (3) such “payment right” shall be due and payable by the SPV Subsidiary to the U.S. Borrower or its applicable Subsidiary on the same date the payment on the related Receivable so sold is due from the Qualifying OEM (or, if earlier, two business days prior to the maturity date of the Auto Supplier Support Program Credit Agreement to which such Program SPV is a party) and (4) at the time of such sale, the Other Auto Supplier Support Program Requirements are satisfied.

“Permitted Quick Pay Sale” shall mean any transaction or series of transactions entered into by the U.S. Borrower or any of its Subsidiaries in connection with the Auto Supplier Support Program pursuant to which it sells Receivables payable by any Qualifying OEM and all Related Assets to a Program SPV established by such Qualifying OEM in exchange for cash consideration (payable not later than 4 business days following such sale) in an amount equal to the face amount of the Receivables so sold less any discount; provided that (1) the discount shall not exceed 3% of the face amount of the Receivables so sold, (2) no other commissions, fees or charges shall be payable by the U.S. Borrower or any of its Subsidiaries in connection with any such transaction, (3) the sum of the face amount of the Receivables sold pursuant to such sale, when added to the aggregate face amount of all other Receivables previously sold pursuant to transactions intended to qualify as “Permitted Quick Pay Sales” pursuant to this definition (including, without limitation, any Receivables sold to a Program SPV prior to the Fourth Amendment Effective Date which were originally justified under Section 10.05(k) and required retroactively to be justified as a “Permitted Quick Pay Sale” pursuant to the third proviso appearing in Section 10.05(k)) shall not exceed $60,000,000 in the aggregate, (4) such sale occurs on or prior to the 90th day following the Fourth Amendment Effective Date, and (5) at the time of such sale, the Other Auto Supplier Support Program Requirements are satisfied.

“Program SPV” shall mean (i) GM Supplier Receivables, LLC, a Delaware limited liability company, (ii) Chrysler Receivables SPV LLC, a Delaware limited liability company and (iii) any other special purpose, bankruptcy remote, vehicle established by a Qualifying OEM in connection with an Auto Supplier Support Program.

“Qualifying OEM” shall mean any original equipment manufacturer taking part in the Auto Supplier Support Program, including, without limitation, General Motors Corporation, a Delaware corporation, and Chrysler, LLC, a Delaware limited liability company.

5. Section 9.01(c) of the Credit Agreement is hereby amended by (i) deleting the text “and (B)” appearing in clause (ii) thereof and inserting the following text in lieu thereof:

“(B) detailed information regarding the utilization of the baskets described in Sections 10.01(a)(ii), 10.01(a)(iii), 10.01(a)(vi), 10.01(a)(vii), 10.01(a)(viii), 10.01(a)(xiii), 10.01(a)(xv), 10.01(a)(xviii), 10.01(a)(xix), 10.01(a)(xx), 10.02(a)(xiii), 10.04(a), 10.04(d), 10.04(e), 10.04(j), 10.04(q), 10.04(r), 10.05(b), 10.05(i), 10.05(j), 10.05(k), 10.06, 10.08(a), 10.08(b)(iv)(I), 10.09 and 10.14(a) of this Agreement, in each case as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, then last ended and (C)”, and (ii) inserting the text “, Retained Excess Cash Flow,” immediately following the text “Adjusted Excess Cash Flow” appearing in clause (ii) thereof.

6. Section 10.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (xiv) of said Section, (ii) deleting the period (“.”) at the end of clause (xv) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xvi) at the end of said Section:

“(xvi) sales of Receivables and Related Assets pursuant to, and Liens existing or deemed to exist in connection with, Auto Supplier Support Transactions.”.

7. Section 10.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (r) of said Section, (ii) deleting the period (“.”) at the end of clause (s) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (t) at the end of said Section:

“(t) any Investment which may be deemed to exist as a result of the consummation of any Auto Supplier Support Transaction”.

8. Section 10.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) of said Section, (ii) deleting the comma at the end of clause (k) of said Section and inserting the following new in lieu thereof:

“; provided, further, however, that on and after the Fourth Amendment Effective Date, (i) no sales of Receivables and Related Assets pursuant to any Auto Supplier Support Program (or any similar securitization program) shall be permitted to be made in reliance on this clause (k) and (ii) any such sales pursuant to any Auto Supplier Support Program made prior to the Fourth Amendment Effective Date in reliance on this clause (k) shall be “reclassified” and justified solely as “Permitted Quick Pay Sales” in accordance with the definition thereof and Section 10.05(l) (whereupon, the utilization of the $25,000,000 and $50,000,000 basket amounts specified above in this clause (k) shall be determined without regard to such sales made prior to the Fourth Amendment Effective Date); and”,

(iii) inserting the following new clause (l) immediately following clause (k) of said Section:

“(l) sales of Receivables and Related Assets pursuant to Auto Supplier Support Transactions,”,

and (iv) deleting the text “(other than those permitted by paragraphs (b), (f), (h) (to the extent relating to cross-licensing), (i) and (j) above)” appearing in clause (ii) of the penultimate proviso appearing at the end of such Section and inserting the text “(other than those permitted by paragraphs (b), (f), (h) (to the extent relating to cross-licensing), (i), (j) and (l) (to the extent relating to Permitted Credit Protection Transactions) above)” in lieu thereof.

9. Section 10.10 of the Credit Agreement is hereby amended by deleting clauses (v) and (vi) of the proviso therein and inserting the following new clauses (v) and (vi) in lieu thereof:

“(v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Permitted Securitizations or Auto Supplier Support Transactions permitted by this Agreement if such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of the Permitted Securitization or Auto Supplier Support Transaction, as the case may be, and neither clause (a) nor clause (b) of the foregoing shall apply to restrictions or conditions imposed on any SPE Subsidiary in connection with any Permitted Securitization, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than in respect of a Permitted Securitization or Auto Supplier Support Transaction) if such restrictions or conditions apply only to the property or assets securing such Indebtedness”.

10. Section 12.11(b) of the Credit Agreement is hereby amended by (i) inserting the following new sentence immediately following the first sentence thereof:

“The Lenders hereby authorize (i) the Collateral Agent to release (or subordinate) any Lien granted to or held by the Collateral Agent upon any Collateral consisting of Receivables or Related Assets sold pursuant to any Auto Supplier Support Transaction and (ii) the Administrative Agent and the Collateral Agent to consent to any Auto Supplier Support Transaction and enter into any related documentation required in connection with the Credit Parties’ participation in the Auto Supplier Support Program.”

and (ii) inserting the text “(or subordinate)” immediately following the text “Collateral Agent’s authority to release” in the second sentence thereof.

ARTICLE 2

Miscellaneous

1. Conditions to Effectiveness. This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which:

(a) Amendment. The Administrative Agent shall have received this Fourth Amendment, executed and delivered by a duly authorized officer of each of Holdings, each Borrower and the Required Lenders.

(b) No Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

(c) Fees and Expenses. The U.S. Borrower shall have paid or caused to be paid to the Administrative Agent all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent to the extent then due in connection with the transactions contemplated by this Fourth Amendment.

2. Representation and Warranties. In order to induce the Lenders to enter into this Fourth Amendment, Holdings and each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date (as defined below), both immediately before and immediately after giving effect to this Fourth Amendment on such date, and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date, both immediately before and immediately after giving effect to this Fourth Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

3. Reaffirmation of Obligations. Holdings and each of the Borrowers acknowledge and agree that the Credit Agreement (as modified hereby) and each other Credit Document, and all Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind.

4. Continuing Effect; No Other Waivers or Amendments. This Fourth Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, any Borrower or any other Subsidiary of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

5. Counterparts. This Fourth Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

6. Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

7. GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COOPER-STANDARD HOLDINGS, INC.
(f/k/a CSA Acquisition Corp.)

By:	/s/ Glenn Dong
Name:	Glenn Dong
Title:	Vice President and Treasurer

COOPER-STANDARD AUTOMOTIVE INC.

By:	/s/ Glenn Dong
Name:	Glenn Dong
Title:	Vice President and Treasurer

COOPER-STANDARD AUTOMOTIVE
CANADA LIMITED

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

COOPER-STANDARD AUTOMOTIVE
INTERNATIONAL HOLDINGS B.V. (f/k/a
STEFFENS BEHEER BV)

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Attorney-in-fact

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as a Lender

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President